SCHEDULE A14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



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                         SciClone Pharmaceuticals, Inc.

                (Name of Registrant as Specified In Its Charter)



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The following is the text of a press release issued by SciClone Pharmaceuticals,
Inc. on May 29, 2003:



             SCICLONE'S LARGEST SHAREHOLDERS SUPPORT PROXY PROPOSALS

SAN MATEO, CA -- May 29, 2003 - SciClone Pharmaceuticals today announced that its two largest shareholders Sigma-Tau and Randal J. Kirk have advised SciClone that they intend to vote in favor of the proposed reincorporation in the state of Delaware and certain additional charter revisions to be considered at the June 25, 2003 Annual Meeting of Shareholders. Sigma Tau and Mr. Kirk hold 9.9% and 8.1%, respectively, of SciClone's outstanding common stock.

SciClone's Board of Directors wishes to remind shareholders that they must personally vote on these proposals and strongly urges investors to vote FOR the proposals and to sign, date, and mail the proxy card today. Alternatively, investors may vote electronically at www.eproxy.com/scln for registered shareholders or www.proxyvote.com for beneficial shareholders. A detailed description of these proposals and other matters to be acted upon at the 2003 Annual Meeting of Shareholders can be found in the definitive proxy materials that were mailed on May 13, 2003 to shareholders of record on April 28, 2003. Shareholders are urged to read these materials and vote as soon as possible.

Donald R. Sellers, President and Chief Executive Officer of SciClone, commented, "Every shareholder's vote is important, regardless of the number of shares owned." The approval of the proposal to reincorporate in Delaware and the related proposals requires the affirmative vote of a majority of all shares outstanding. Brokers do not have discretionary authority to vote on these proposals. Therefore, shareholders must personally vote their shares in order for their vote to be counted. Non-voted shares will have the same effect as shares voting against the proposals. For example, last year the total number of shares voted on the reincorporation proposal was less than a majority of shares outstanding, consequently the proposal did not pass even though 71% of the voted shares were in favor of the proposal.

SciClone's Board of Directors believes that the proposed reincorporation and certain additional charter revisions merit shareholder approval and is resubmitting the proposals. As explained in the proxy materials for the 2003 Annual Meeting, the Board of Directors has committed to terminate the Company's Rights Agreement if these proposals are approved by the shareholders.

About SciClone
SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. Its lead product ZADAXIN is in several late-stage clinical trials, including two phase 3 hepatitis C clinical trials in the U.S., a recently completed phase 3 hepatitis B clinical trial in Japan, a phase 2 malignant melanoma clinical trial in Europe, and two phase 2 liver cancer trials in the U.S. In addition to ZADAXIN, SciClone's drug development opportunities include SCV-07, a potentially orally available therapy to treat viral and infectious diseases, and products to address the protein-based disorder that causes cystic fibrosis. Additional information is available at www.sciclone.com.

Corporate information contact:
Richard A. Waldron, CFO
650-358-3437